UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2017

PHI GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	002-78335-NY	90-0114535
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5348 Vegas Drive # 237 Las Vegas, NV	89108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 702-475-5430

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Precommencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Precommencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01. Entry Into a Material Definitive Agreement.

On May 26, 2017, PHI Group, Inc. (the “Company”) entered into a Private Stock Purchase and Sale Agreement (“Agreement”) to purchase 51% of equity ownership in Maxagro Farm SRL (“MXG”), a Romanian company, in exchange for cash or stock of the Company (or of a Company’s subsidiary). The fair value of the transaction will be determined by both parties after the completion of a business valuation of MXG by one or more reputable, qualified independent business valuation firms and the financial audits of MXG by a PCAOB-registered auditing firm. This transaction is scheduled to close on or before August 08, 2017, unless extended by mutual consent of both parties.

The foregoing description of Private Stock Purchase and Sale Agreement by and between the Company and MXG is qualified in its entirety by reference to the full text of said Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The Company issued a press release on May 31, 2017 regarding entry into the Private Stock Purchase and Sale Agreement, which is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.	Description

10.1	Private Stock Purchase and Sale Agreement by and between PHI Group, Inc. and Maxagro Farm SRL, dated as of May 26, 2017.

99.1	Press Release issued May 31, 2017.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 01, 2017

PHI GROUP, INC.
(Registrant)

By:	/s/ Henry D. Fahman
Henry D. Fahman
Chairman and CEO